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                                                                    EXHIBIT 23.1

(GIFFORD HILLEGASS & INGWERSEN, LLP LETTERHEAD)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-82369) pertaining to the S1 Corporation 401(k) Savings Plan of our report dated May 13, 2005, with respect to the financial statements and schedule of the S1 Corporation 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

                                        /s/ GIFFORD HILLEGASS & INGWERSEN, LLP

Atlanta, Georgia
June 24, 2005